UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 21, 2006


                               PLIANT CORPORATION
               (Exact name of company as specified in its charter)


          Delaware                     333-40067                 43-2107725
-----------------------------   ------------------------  ----------------------
 (State or other jurisdiction   (Commission file number)        (IRS Employer
      of incorporation)                                   Identification Number)

                         1475 Woodfield Road, Suite 700
                              Schaumburg, IL 60173
               (Address of principal executive offices) (Zip Code)


                                 (847) 969-3300
                Company's telephone number, including area code:


                                      N.A.
          (Former name or former address if changed since last report)

Item 5.02 Compensatory Arrangements of Certain Officers.
-------------------------------------------------------

(e) On December 21, 2006, Pliant Corporation entered into an amended Employment Agreement with its President and Chief Executive Officer, Harold C. Bevis. The agreement amended certain provisions of his current employment agreement to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended. In addition, the amendment (1) increases Mr. Bevis' annual base salary to $675,000, (2) extends Mr. Bevis' employment term through July 31, 2010, (3) provides for Mr. Bevis' eligibility to participate in (i) the Pliant Management Incentive Plan for each calendar year beginning in 2006, (ii) the Pliant 2006 Restricted Stock Incentive Plan and (iii) the Pliant Deferred Cash Incentive Plan, and (4) provides for certain additional perquisites in an amount not to exceed $60,000 per annum. The Employment Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, Mr. Bevis is entitled to receive an annual fee of $50,000 for serving on the board of directors, plus $1,000 for each special meeting of the board. All other directors of the Company are also entitled to receive a minimum annual fee of $50,000 plus $1,000 for each special meeting of the board. Each director who serves on a committee of the board of directors is entitled to receive an additional annual fee of $10,000 per committee. In addition, the chairman of the board's compensation committee (Timothy J. Walsh) is entitled to receive an additional fee of $5,000 per year, the chairman of the board's audit committee (Eugene I. Davis) is entitled to receive an additional fee of $20,000 per year and the non-executive chairman of the board (John D. Bowlin) is entitled to receive an additional fee of $50,000 per year. Mr. Bevis is not currently entitled to receive any additional fees for serving on committees of the board.

Item 9.01.  Financial Statements and Exhibits
---------------------------------------------

(c)  The following items are included as Exhibits to this report:

(10) Employment Agreement, dated December 21, 2006, by and between Pliant Corporation and Harold C. Bevis

SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     PLIANT CORPORATION


Date: December 21, 2006              By: /s/ Harold C. Bevis
                                        -------------------------------------
                                        Harold C. Bevis
                                        President and Chief Executive Officer